UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2017

INTERCEPT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35668	22-3868459
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Hudson Yards. 37th Floor

New York, New York 10001

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreements.

The information contained below under Item 1.02 is hereby incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

Intercept Pharmaceuticals, Inc. (the “Company”) entered into a Termination of Lease, effective December 31, 2017 (the “Termination Agreement”), with One Hudson Yards Owner LLC (the “Landlord”), which terminated the Lease Agreement (the “55 Lease”) between the Company and the Landlord relating to office space at 55 Hudson Yards. The Company has chosen to stay in its current 10 Hudson Yards location in order to reduce its long-term lease obligations. Pursuant to the Termination Agreement, the 55 Lease was terminated, effective December 31, 2017, and in exchange the Company agreed to pay a termination fee of approximately $7.8 million to be drawn from an existing letter of credit issued to the Landlord as security under the 55 Lease. The Termination Agreement also includes a mutual release of claims and contains other customary terms.

A summary of the material terms of the 55 Lease is included in the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 9, 2016, and that summary is qualified in its entirety by reference to the full text of the 55 Lease. The full text of the 55 Lease was attached as Exhibit 10.18 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 1, 2017, and is incorporated herein by reference.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of will be filed as an exhibit to the Company’s next periodic report filed with the SEC and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2018

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Mark Pruzanski
Mark Pruzanski, M.D.
President and Chief Executive Officer